UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2025

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

969 Pruitt Ave Tyler, Texas	77569
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAOV	Nasdaq Capital Market

Item 1.01.	Entry into a Material Definitive Agreement.

Merger with ENvue Medical Holdings, Corp.

Agreement and Plan of Merger

On February 14, 2025, Nanovibronix, Inc., a Delaware corporation (the “Company”) entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) with NVEH Merger Sub I, Inc., a Delaware corporation (“First Merger Sub”), NVEH Merger Sub II, LLC, a Delaware limited liability company (“Second Merger Sub”) and ENvue Medical Holdings, Corp. (“ENvue”). Pursuant to the terms of the Merger Agreement, the Company and ENvue effected (i) a merger of First Merger Sub with and into ENvue, with the First Merger Sub ceasing to exist and ENvue becoming a wholly-owned subsidiary the Company (the “First Effective Time”) and (ii) the merger of ENvue with and into Second Merger Sub (the “Second Merger” and such effective time, the “Second Effective Time” and, the Second Merger together with the First Merger, the “Merger”), with Second Merger Sub being the surviving entity of the Second Merger (“Surviving Entity”). At the Second Effective Time, the certificate of formation of the Surviving Entity was amended and restated to, among other things, to change the name of the Surviving Entity to “ENvue Medical Holdings LLC.” In connection with the Merger Agreement, the Company issued (i) 1,734,995 shares (the “Merger Shares”) of common stock, par value $0.001 per share (the “Common Stock”) to the holders of ENvue, which such number of shares represented no more than 19.9% (the “Exchange Cap”) of the outstanding shares of Common Stock immediately prior to the First Effective Time and (ii) 57,720 shares of Series X Non-Voting Convertible Preferred Stock (the “Series X Preferred Stock”), as further described below, in excess of the Exchange Cap to the holders of ENvue in consideration for 100% of ENvue. Each share of Series X Preferred Stock will be convertible into 1,000 shares of Common Stock, subject to and contingent upon the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at a meeting of stockholders of Company to approve, for purposes of the Nasdaq Listing Rules, the issuance of shares of Common Stock to the stockholders of ENvue upon conversion of any and all shares of Series X Preferred Stock in accordance with the terms of the Series X Certificate of Designations (as defined herein). The Merger was consummated and completed on February 14, 2025.

After giving effect to the Merger, pursuant to the terms and conditions of the Merger Agreement: (i) the holders of the outstanding equity of ENvue immediately prior to the First Effective Time own 19.9% of the Common Stock of the Company and 85.0% of the outstanding equity of the Company (assuming the Series X Preferred Stock is converting at a ratio of 1,000:1) immediately following the First Effective Time, which following Merger Stockholder Approval will allow the Series X Preferred Stock to convert to Common Stock of the Company which may result in the holders of ENvue to own 85% of the Common Stock of the Company, and (ii) the holders of the Company’s outstanding equity immediately prior to the First Effective Time own 80.1% of the Common Stock of the Company and 15.0% of the outstanding equity of the Company (assuming the Series X Preferred Stock is converting at a ratio of 1,000:1) immediately following the First Effective Time, which following Merger Stockholder Approval which will allow the Series X Preferred Stock to convert to Common Stock of the Company which may result in our holders owning 15% of Common Stock of the Company.

Pursuant to the Merger Agreement, the Company has agreed to hold a meeting of stockholders as soon as practicable following the date of the Merger Agreement to submit to its stockholders for their consideration: (i) the approval of the conversion of the Series X Preferred Stock into shares of Common Stock pursuant to the Series X Certificate of Designations (as defined herein) in accordance with rules of the Nasdaq Stock Market, LLC, (ii) the adoption of a new incentive plan (the “New Incentive Plan”) or amendment to the Company’s 2024 Long-Term Incentive Plan, pursuant to which shares of Common Stock, comprising an amount equal to 10% of the fully-diluted, outstanding equity interests of the Company immediately following the Merger and Debenture Financing (as defined herein) will be reserved for issuance by the Company pursuant to, and in accordance with, the terms and conditions of such stock incentive plan, to employees, directors, consultants and other service providers of the Company and its subsidiaries, and (iii) the authorization of an amendment of the Company’s certificate of incorporation to authorize sufficient shares of Common Stock to be issued in connection with (x) the conversion of the Series X Preferred Stock issued pursuant to the Merger Agreement and (y) the New Incentive Plan (collectively, the “Stockholder Proposals” and approval of the Stockholder Proposals, the “Merger Stockholder Approval”). In connection with these matters, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials as soon as practicable following the date of the Merger Agreement.

The Board of Directors of the Company (the “Board”) approved the Merger Agreement on and the related transactions on February 12, 2025, and the consummation of the Merger was not subject to approval of the Company stockholders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or ENvue. The Merger Agreement contains representations, warranties and covenants that the Company and ENvue made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between the Company and ENvue and may be subject to important qualifications and limitations agreed to by the Company and ENvue in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between the Company and ENvue rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Series X Non-Voting Convertible Preferred Stock

On February 14, 2025, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series X Non-Voting Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Series X Certificate of Designations”) in connection with the Merger referenced in Item 1.01 above. The Series X Certificate of Designations provides for the issuance of shares of the Series X Preferred Stock issued in the Merger.

Conversion Rights. The conversion price for each share of Series X Preferred Stock shall be $0.6063. The conversion ratio (the “Conversion Ratio”) for each share of Series X Preferred Stock is determined by dividing the Stated Value (as defined in the Series X Certificate of Designations) of each share of Series X Preferred Stock, initially valued at $606.3756, divided by the conversion price which provides an implied Conversion Ratio of 1,000 shares of Common Stock issuable upon the conversion of each share of Series X Preferred Stock, subject to adjustment as provided in the Series X Certificate of Designations.

Effective as of 5:00 p.m. Eastern Time on the fourth (4th) business day after the Stockholder Approval (as defined below), each share of Series X Preferred Stock then outstanding shall automatically convert into a number of shares of Common Stock equal to the Conversion Ratio, subject to applicable beneficial ownership limitations. Subject the terms of the Series X Certificate of Designations, the Series X Preferred Stock is also convertible, at the option of the holder, at any time and from time to time following 5:00 p.m. Eastern Time on the third (3rd) business day after the date that the Stockholder Approval, into a number of shares of Common Stock equal to the Conversion Ratio, subject to the applicable beneficial ownership limitations.

Series X Stockholder Approval. Pursuant to the terms of the Merger Agreement, the issuance of shares of Common Stock to the stockholders upon conversion of any and all shares of the Series X Preferred Stock in accordance with the terms of the Series X Certificate of Designations is subject to and contingent upon the affirmative vote of a majority of the Common Stock present or represented and entitled to vote at a meeting of stockholders of the Company to approve, for purposes of the Nasdaq Listing Rules, the issuance of such shares of Common Stock (the “Stockholder Approval” and such date the Stockholder Approval is obtained, the “Stockholder Approval Date”).

Dividend Rights. Holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series X Preferred Stock, based on the Stated Value, at a rate of eight percent (8%) per annum, commencing on the three (3) month anniversary of the Original Issue Date (as defined in the Series X Certificate of Designations) until the date the Company obtains the Series X Stockholder Approval. Such dividends can be paid in the form of cash or additional issuances of shares of Series X Preferred Stock based on the Stated Value, with such type of payment determined in the sole discretion of the Company, and accrue and be compounded daily on the basis of a 360-day year and twelve (12) 30-day months and shall be paid the earlier of: (i) promptly after conversion of the Series X Preferred Stock or (ii) quarterly starting on the six (6) month anniversary of the Original Issue Date. No other dividends shall be paid on shares of Series X Preferred Stock.

Voting Rights. Except as otherwise provided in the Series X Certificate of Designations, or as required by the DGCL, the Series X Preferred Stock shall have no voting rights. However, as long as any shares of Series X Preferred Stock are outstanding, the Company shall not, without the affirmative vote or written approval, agreement or waiver of the holders of seventy percent (70%) of the then outstanding shares of the Series X Preferred Stock, among other things, (i) alter or change adversely the powers, preferences or rights given to the Series X Preferred Stock or alter or amend the Series X Certificate of Designations, (ii) issue further shares of Series X Preferred Stock in excess of 57,720 or increase or decrease (other than by conversion) the number of authorized shares of Series X Preferred Stock, (iii) prior to the Stockholder Approval, consummate either: (A) any Fundamental Transaction (as defined in the Series X Certificate of Designations) or (B) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the voting power of the capital stock of the Company or such other entity immediately after such transaction, (iv) enter into any agreement with respect to any of the foregoing that is not expressly conditioned upon Stockholder Approval, (v) prior to the Stockholder Approval: (A) pay a stock dividend or otherwise make a distribution or distributions on shares of Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon the issuance of the Conversion Shares), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, (vi) grant, issue or sell any capital stock or rights to purchase stock, warrants, securities or other securities of the Company or (vii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets.

Rank; Liquidation. Except to the extent that the requisite number of Series X Preferred Stock holders expressly consent to the creation of parity stock or senior preferred stock (as defined below), all shares of Common Stock and all shares of capital stock of the Company authorized or designated after the date of the designation of the Series X Preferred Stock shall be junior in rank to the Series X Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. Prior to the Stockholder Approval, upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the greater of the following amounts: (a) twice the aggregate stated value of the Series X Preferred Stock; or (b) the amount the holder would be entitled to receive if the Series X Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. In addition, in the case of either (a) or (b) above, the holders will be entitled to the payment of all accrued and unpaid dividends on the Series X Preferred Stock and, in the event any of such dividends are payable in shares of Common Stock, the cash value of such shares of Common Stock upon Liquidation.

Cash Settlement. Prior to the Stockholder Approval, if the Company breaches any of its obligations or covenants as set forth in the Series X Certificate of Designation (including but not limited to failure to obtain the requisite approval of the Series X Preferred Stock holders prior to taking any of the actions described under “Voting Rights” above, then the Company shall, at the request of the requisite holders Series X Preferred Stock (the “Settlement Request”), pay, out of funds legally available therefor, and prior to any payment in satisfaction of any redemption rights of any other class or series of capital stock of the Company, an amount in cash equal to the stated value of the shares of Series X Preferred Stock held by each holder, with such payment to be made within two (2) Business Days from the date of Settlement Request, and upon payment in full of the stated value for such shares of Series X Preferred Stock, such shares shall be redeemed, retired and no longer be outstanding.

The foregoing description of the Series X Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Series X Certificate of Designations, which is filed hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Support Agreements

In connection with the execution of the Merger Agreement, the Company and ENvue entered into that certain Parent Stockholder Support Agreement (the “Support Agreements”), dated as of February 14, 2025, with certain of the Company’s officers and directors. The Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Stockholder Proposals at the Company meeting of stockholders to be held in connection therewith.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Support Agreement, which is included as Exhibit C to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Debenture Financing

Senior Convertible Debenture and Securities Purchase Agreement

On February 13, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which the Company sold in a private placement, a senior convertible debenture (the “Debenture”) due the earlier of (i) the date that is the 30-day anniversary of the effective date of stockholder approval (the “Debenture Stockholder Approval”) of the issuance of the shares of Common Stock upon the conversion of the debentures (the “Debenture Financing”) and (ii) the date that is nine months following the date of issuance of the Debenture (“Maturity Date”), having an aggregate principal amount of $500,000.

The closing of the Debenture Financing occurred on February 14, 2025.

On the Maturity Date, the Company shall pay the Investor in cash or, at the option of the Investor, in the form of conversion shares, or a combination thereof, the entire outstanding principal amount of the Debenture, together with accrued and unpaid interest thereon, the applicable exit fee and any other amounts due thereunder. Following the receipt of Debenture Stockholder Approval, the Debenture shall be convertible, in whole or in part, into shares of Common Stock, at the option of the Investor, at the initial conversion price of $0.4446 (the “Conversion Price”), which is subject to customary anti-dilution adjustments, and which such Conversion Price shall not be lower than the floor price of $0.088920. The Debenture bears interest at the rate of 8.0% per annum, payable on the Maturity Date.

Registration Rights Agreement

On February 13, 2025, in connection with the Purchase Agreement and issuance of the Debenture, the Company entered into that certain Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor. Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with the SEC within 30 calendar days following the closing date of the Debenture Financing (the “Filing Deadline”). The Company shall use its commercially reasonable efforts to cause this registration statement to be declared effective by the SEC within 60 calendar days of the Filing Deadline (or within 90 calendar days if the SEC reviews the resale registration statement).

The Registration Rights Agreement additionally contains certain representations and warranties of the Company, including indemnification provisions, customary for transactions of this type.

The Debenture Financing is exempt from registration pursuant to Section 4(a)(2) of the Securities Act promulgated thereunder, as a transaction by an issuer not involving a public offering, and Rule 506 of Regulation D. The Investor has acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

The foregoing descriptions of the Purchase Agreement, Debenture and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the forms of Purchase Agreement, Debenture and Registration Rights Agreement, which are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 14, 2025, the Company completed its business combination with ENvue. The information contained in Item 1.01 of this Current Report on Form 8-K as related to the Merger and Merger Agreement, and transactions contemplated thereunder, is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 13, 2025, pursuant to the Purchase Agreement, the Company issued the Debenture to the Investor. The information contained in Item 1.01 of this Current Report on Form 8-K as related to the Debenture and the Debenture Transaction is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Debenture was offered and sold in a transaction exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. The Investor represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring the Debenture and the shares of Common Stock issuable upon the conversion thereunder for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Debenture and the shares of Common Stock issuable upon conversion of the Debenture, if any, have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company.

Pursuant to the Merger Agreement, the Company issued the Merger Shares and shares of Series X Preferred Stock in the Merger. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Such issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Series X Preferred Stock and the filing of the Certificate of Designations are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

In accordance with the Merger Agreement, on February 14, 2025, immediately after the Second Effective Time, Harold Jacob, Maria Schroeder and Michael Ferguson resigned from the Board and any respective committees thereto of which they were members. The resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Appointment of Directors

In accordance with the Merger Agreement, on February 14, 2025, immediately after the Second Effective Time, Doron Besser, M.D., and Zeev Rotstein, M.D. were appointed to the Board as directors.

Doron Besser is the CEO and President of ENvue Medical. Prior to ENvue, Dr. Besser served as CEO of Angioslide Ltd., a company specializing in innovative, cost-effective angioplasty products. Dr. Besser guided the company through its infancy stages, which included complicated animal and human trials, to FDA clearance, CE approval and initial market penetration in Europe and the US. Dr. Besser also served as VP of Clinical and Marketing and VP of Business Development at superDimension, a leader in minimally-invasive pulmonology devices. Dr. Besser helped lead superDimension from its inception, serving on the core team that identified opportunities within the pulmonology market. In 2012, Covidien acquired superDimension for approximately $300 million. As a seasoned entrepreneur, Dr. Besser specializes in identifying breakthrough technologies and developing them throughout all product development phases, including international sales and marketing activities. Dr. Besser holds a Doctor of Medicine degree from Munich’s Ludwig-Maximilians University. Dr. Besser’s experience in the healthcare industry provides him the appropriate experience to serve on the Board.

Professor Rotstein is an internationally recognized cardiologist and expert in health management systems, with decades of experience across consultancy and academia. Professor Rotstein worked for 36 years at Sheba Medical Center (“Sheba”) in Tel Hashomer, Israel. He started as a senior cardiologist in 1977, served as Deputy Director during 1988 to 1999, served as Director of Sheba’s Acute Care Hospital during 1999-2004, and served as Director General, during 2004-2016, at which time Sheba was considered one of the top hospitals in the world. During 2016-2021, Prof. Rotstein was the CEO and Director General of the Hadassah Medical Center in Jerusalem. Professor Rotstein graduated from the Sackler School of Medicine at Tel Aviv University. He received his Master of Health Administration (MHA) from the Leon Recanti Graduate School of Business Administration at Tel Aviv University and was certified by the Israel Ministry of Health as a specialist in Health Systems Management. Additionally, he has held fellowships at the New York Department of Health, Tufts University, and the School of Hygiene and Public Health of Johns Hopkins Bloomberg School of Public Health. Professor Rotstein’s experience and knowledge of the health management industry provide him the appropriate experience to serve on the Board.

There are no arrangements or understandings between either of Dr. Besser or Professor Rotstein and any other person pursuant to which he was appointed as a director of the Company. Neither of Dr. Besser nor Professor Rotstein is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Audit Committee

In connection with the consummation of the Merger, Professor Rotstein and Aurora (Rori) Cassirer, a current director of the Board, were appointed to the Audit Committee of the Board. Our Board has determined each of Professor Rotstein and Ms. Cassirer to be financially literate and qualify as an independent director under Sections 5605(a)(2) and 5605(c)(2) of the Nasdaq Rules and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Indemnification Agreements

In connection with Professor Rotstein’s and Dr. Besser’s appointments as directors, each of Professor Rotstein and Dr. Besser will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.16 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1 filed with the SEC on March 6, 2014.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The matters described in Item 1.01 of this Current Report on Form 8-K related to the filing of the Certificate of Designations are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 14, 2025, the Company issued a press release announcing its entry into the Merger Agreement and the consummation of the Merger. A copy of the press release is furnished as Exhibit 99.4 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.4 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.4 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act of 1933, as amended.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: stockholder approval of the shares of Common Stock issuable upon conversion of the Series X Preferred Stock, stockholder approval of the shares of Common Stock issuable upon conversion of the Debenture, if any, approval of the Stockholder Proposals, and the filing of a resale registration statement pursuant to the Registration Rights Agreement. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, its clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. The Company may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as supplemented by its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither the Company, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01 - Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

In accordance with Item 9.01(a), ENvue’s audited consolidated financial statements for the year ended December 31, 2023, and 2022, are attached to this Current Report on Form 8-K as Exhibit 99.1. ENvue’s unaudited consolidated financial statements for the nine months ended September 30, 2024, are attached to this Current Report on Form 8-K as Exhibit 99.2.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b), the unaudited pro forma condensed combined financial statements for the nine months ended September 30, 2024, and the year ended December 31, 2023, for the Company are attached to this Current Report on Form 8-K as Exhibit 99.3.

(d) Exhibits

Exhibit Number	Description

2.1+	Agreement and Plan of Merger, dated February 14, 2025, by and among NanoVibronix, Inc., NVEH Merger Sub I, Inc., NVEH Merger Sub II, LLC and ENvue Medical Holdings, Corp.

3.1	Certificate of Designations of Preferences, Rights and Limitations of Series X Non-Voting Convertible Preferred Stock, dated February 14, 2025.

4.1	Form of Senior Convertible Debenture, issued on February 13, 2025.

10.1	Form of Securities Purchase Agreement, dated as of February 13, 2025, by and between NanoVibronix, Inc. and the purchaser named therein.

10.2	Form of Registration Rights Agreement, dated as of February 13, 2025, by and between NanoVibronix, Inc. and the purchaser named therein.

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global – Independent Auditor for ENvue Medical Holdings, Corp.

99.1	Audited Consolidated Financial Statements of ENvue Medical Holdings, Corp. for the year ended December 31, 2023.

99.2	Unaudited Consolidated Financial Statements of ENvue Medical Holdings, Corp. for the nine months ended September 30, 2024.

99.3	Unaudited Pro Forma Condensed Combined Financial Statements for the nine months ended September 30, 2024, and the year ended December 31, 2023.

99.4	Press Release, dated February 14, 2025 (furnished herewith pursuant to Item 7.01).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Certain of the schedules (and similar attachments) to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit or the disclosure document. The Company hereby agrees to furnish a copy of all omitted schedules (or similar attachments) to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2025	NANOVIBRONIX, INC.

	By:	/s/ Brian Murphy
Brian Murphy
Chief Executive Officer